Exhibit 99.1

News

For Immediate Release

DELPHI FINANCIAL GROUP, INC. ANNOUNCES INTENTION TO DELIST AND

DEREGISTER 7.376% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED

DEBENTURES DUE MAY 1, 2067 AND TO DEREGISTER 7.875% SENIOR NOTES

DUE JANUARY 31, 2020

Wilmington, Delaware, April 27, 2012 – Delphi Financial Group, Inc. (Delphi) (NYSE:DFG) announced today that it has notified the New York Stock Exchange (the “NYSE”) that the Board of Directors of Delphi have authorized and empowered designated officers of Delphi to voluntarily delist from the NYSE the 7.376% Fixed-to-Floating Rate Junior Subordinated Debentures due May 1, 2067 issued by Delphi with NYSE ticker symbol DFP (the “Hybrid Securities”), as well as terminate the registration of the Hybrid Securities and the 7.875% Senior Notes due January 31, 2020 issued by Delphi (the “Senior Notes”) and the reporting obligations of Delphi with respect to the Hybrid Securities and Senior Notes under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To delist the Hybrid Securities, Delphi expects to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about the closing of the contemplated merger of TM Investment (Delaware) Inc. (“Merger Sub”) with and into Delphi, pursuant to that certain Agreement and Plan of Merger, dated as of December 21, 2011, by and among Delphi, Tokio Marine Holdings, Inc. and Merger Sub (such transaction, the “Merger”). Delphi reserves the right to delay the filing of the Form 25 or to withdraw such filing for any reason prior to its effectiveness, including, without limitation, the delay or failure of the closing of the Merger. Delphi expects that the delisting of the Hybrid Securities will become effective 10 days after the filing of a Form 25 with the SEC and the deregistration of the Hybrid Securities and Senior Notes will become effective 90 days after the filing of a Form 15 with the SEC. If the closing of the Merger does not occur, Delphi would not expect to file a Form 25 to delist the Hybrid Securities nor a Form 15 to deregister the Hybrid Securities and Senior Notes.

Delphi’s decision to withdraw the Hybrid Securities from listing on the NYSE and to terminate registration of the Hybrid Securities and Senior Notes under the Exchange Act was based on its determination that, in light of the contemplated Merger, the administrative costs and burdens associated with maintaining the listing of the Hybrid Securities on the NYSE and the registration of the Hybrid Securities and Senior Notes with the SEC exceed the benefits given the small number of holders of each of the Hybrid Securities and Senior Notes.

After the delisting and deregistration of the Hybrid Securities and Senior Notes, the holders of each of the Hybrid Securities and Senior Notes will continue to deal with and receive their respective principal and interest payments through the trustee, U.S. Bank National Association. Delphi has not arranged for the listing and/or registration of the Hybrid Securities or Senior Notes on another national securities exchange or for the quotation of the Hybrid Securities or Senior Notes in a quotation medium.

About Delphi Financial Group, Inc.:

Delphi is a financial services company focused on specialty insurance and insurance-related businesses. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large casualty programs including large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the NYSE under the symbol DFG and its corporate website address is www.delphifin.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include those referred to in filings of Delphi with the SEC, as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Delphi; the conditions to the completion of the proposed transaction may not be satisfied, or the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction. Tokio Marine Holdings, Inc. and Delphi assume no obligation, and expressly disclaim any obligation, to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contact:

Investors:

Bernard J. Kilkelly, Vice President-Investor Relations

Delphi Financial Group, Inc.

Email: bkilkelly@dlfi.com

Tel: +1-212-303-4349

Press:

Steve Lipin

Gemma Hart

Brunswick Group LLC

Tel: +1-212-333-3810